UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2024, Daniel L. Goodwin, director and chairman of the board of directors of Inland Real Estate Income Trust, Inc. (the “Company”), passed away. Mr. Goodwin had served as director and chairman of the board since 2012 and will be terribly missed by the Company and the directors with whom he served.

On January 23, 2024, the Company’s board elected Robert D. Parks as a director to fill the vacancy resulting from the passing of Mr. Goodwin. Mr. Parks will serve on the board until the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and until his successor is duly elected and qualified, and it is anticipated that Mr. Parks will stand for reelection to the board at the 2024 Annual Meeting. Mr. Parks was also elected to serve as chairman of the board. Mr. Parks is a manager of The Inland Real Estate Companies, LLC and one of the original principals of The Inland Group, LLC. Mr. Parks has served as a director on multiple boards, including as chairman of Inland Real Estate Investment Corporation (the Company’s sponsor) from November 1984 to December 2016; chairman of the board of Inland Diversified Real Estate Trust, Inc. from June 2008 to July 2014; director of Inland Investment Advisors, Inc. from June 1995 to May 2013; chairman of the board of Retail Properties of America, Inc. from March 2003 to October 2010; director of Inland Securities Corporation from August 1984 to June 2009; director of Inland Real Estate Corporation from 1994 to June 2008, serving as chairman of the board from May 1994 to May 2004 and as president and chief executive officer from 1994 to April 2008; and chairman of the board of Inland Retail Real Estate Trust, Inc. from September 1998 to March 2006, serving as chief executive officer until December 2004. Mr. Parks earned his undergraduate degree from Northeastern Illinois University and his Master of Arts degree from the University of Chicago. The board believes that Mr. Parks’ significant experience in the non-listed real estate trust industry will greatly benefit the board and the Company.

Mr. Parks will not be compensated for his role as a director of the Company. Mr. Parks’ election was not made pursuant to any arrangement or understanding with any other person. Mr. Parks has an interest in The Inland Group, LLC, the indirect parent of the Company’s business manager and real estate manager. As previously disclosed, the Company pays fees to, and reimburses investment-related expenses incurred by its business manager and real estate manager. Further information regarding these fees and reimbursements is included under the heading “Certain Relationships and Related Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on August 14, 2023, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	January 25, 2024	By:	/s/ Cathleen M. Hrtanek
Cathleen M. Hrtanek, Secretary